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                                                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1998, except for Note 16, as to which the date is March 20, 1998, included in BridgeStreet Accommodations, Inc.'s Form 10-K for the year ended December 31, 1997, and our reports dated April 17, 1998, included in Bridge Street Accomodations, Inc.'s Form 8-K/A dated May 4, 1998 and Form 8-K/A dated May 15, 1998, and to all references to our firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP

Cleveland, Ohio,
August 7, 1998.



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